Exhibit 99.1

IQVIA Reports First-Quarter 2024 Results

•	Revenue of $3,737 million

•	GAAP Net Income of $288 million, Adjusted EBITDA of $862 million

•	GAAP Diluted Earnings per Share of $1.56, Adjusted Diluted Earnings per Share of $2.54

•	R&D Solutions quarterly bookings of $2.6 billion, representing a book-to-bill ratio of 1.23x

•	R&D Solutions contracted backlog of $30.1 billion, up 7.9 percent year-over-year

RESEARCH TRIANGLE PARK, N.C. – (BUSINESS WIRE) – May 2, 2024 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, today reported financial results for the quarter ended March 31, 2024.

First-Quarter 2024 Operating Results

Revenue for the first quarter of $3,737 million increased 2.3 percent on a reported basis and 2.9 percent at constant currency, compared to the first quarter of 2023. Technology & Analytics Solutions (TAS) revenue of $1,453 million increased 0.6 percent on a reported basis and 1.0 percent at constant currency. Research & Development Solutions (R&DS) revenue of $2,095 million increased 3.4 percent on a reported basis and 3.8 percent at constant currency. Excluding the impact of pass throughs, R&DS revenue grew 6.9 percent on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $189 million increased 3.8 percent on a reported basis and 7.1 percent at constant currency.

As of March 31, 2024, R&DS contracted backlog, including reimbursed expenses, was $30.1 billion, growing 7.9 percent year-over-year and 8.3 percent at constant currency. The company expects approximately $7.7 billion of this backlog to convert to revenue in the next twelve months. The first-quarter book-to-bill ratio was 1.23x, including cancellation of a large central nervous system program (over 1.3x excluding this cancellation). For the twelve months ended March 31, 2024, the book-to-bill ratio was 1.26x.

“The IQVIA team executed well in the first quarter, including strong bookings and robust free cash flow generation,” stated Ari Bousbib, chairman and CEO of IQVIA. “The TAS segment revenue grew as expected in the quarter, and we continue to anticipate gradual improvement later in the year. The R&DS segment continued to see strong demand in the quarter, with healthy RFP growth. We anticipate R&DS will grow consistent with our prior expectations, bolstered by strong bookings and our industry leading backlog of over $30 billion.”

First-quarter GAAP Net Income was $288 million and GAAP Diluted Earnings per Share was $1.56. Adjusted Net Income was $468 million and Adjusted Diluted Earnings per Share was $2.54. Adjusted EBITDA was $862 million, up 1.3 percent year-over-year.

Financial Position

As of March 31, 2024, cash and cash equivalents were $1,444 million and debt was $13,536 million, resulting in net debt of $12,092 million. IQVIA’s Net Leverage Ratio was 3.38x trailing twelve-month Adjusted EBITDA. For the first quarter, Operating Cash Flow was $522 million and Free Cash Flow was $377 million.

Full-Year 2024 Guidance

The company reaffirms its full-year revenue guidance on a constant currency basis. After adjusting for the $75 million impact of the strengthening US dollar since February 12, 2024, the revenue guidance is now $15,325 million to $15,575 million on a reported basis, resulting in growth of 2.3 to 3.9 percent. This guidance represents a year-over-year foreign exchange headwind of ~100 basis points, versus the ~50 basis points headwind included in the previous guidance. This guidance continues to assume approximately $300 million of COVID-related revenue step down as well as ~100 basis points of contribution from acquisitions.

The company reaffirms its full-year Adjusted EBITDA guidance of $3,700 million to $3,800 million, representing growth of 3.7 to 6.5 percent.

The company reaffirms its full-year Adjusted Diluted EPS guidance of $10.95 to $11.25, up 7.4 to 10.3 percent year-over-year.

All financial guidance assumes foreign currency exchange rates as of April 30, 2024 remain in effect for the forecast period.

Webcast & Conference Call Details

IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its first-quarter 2024 results and its second-quarter and full-year 2024 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA

IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources, extensive domain expertise and network of partners. IQVIA Connected Intelligence™ delivers actionable insights and powerful solutions with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 87,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2024 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, and international conflicts or other disruptions outside of our control such as the current situation in Ukraine and Russia; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures

This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States (“GAAP”), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio, Net Leverage Ratio and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements, trademarks and trade names from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our full-year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company’s ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

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Table 1

IQVIA HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(preliminary and unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2024	2023
Revenues	$3,737	$3,652
Cost of revenues, exclusive of depreciation and amortization	2,444	2,398
Selling, general and administrative expenses	508	513
Depreciation and amortization	264	253
Restructuring costs	15	17

Income from operations	506	471
Interest income	(11)	(6)
Interest expense	166	141
Other expense (income), net	11	(26)

Income before income taxes and equity in losses of unconsolidated affiliates	340	362
Income tax expense	49	71

Income before equity in losses of unconsolidated affiliates	291	291
Equity in losses of unconsolidated affiliates	(3)	(2)

Net income	$288	$289

Earnings per share attributable to common stockholders:
Basic	$1.58	$1.56
Diluted	$1.56	$1.53
Weighted average common shares outstanding:
Basic	181.9	185.8
Diluted	184.3	188.6

Table 2

IQVIA HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(preliminary and unaudited)

(in millions, except per share data)	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,444	$1,376
Trade accounts receivable and unbilled services, net	3,426	3,381
Prepaid expenses	173	141
Income taxes receivable	35	32
Investments in debt, equity and other securities	131	120
Other current assets and receivables	442	546

Total current assets	5,651	5,596
Property and equipment, net	513	523
Operating lease right-of-use assets	278	296
Investments in debt, equity and other securities	109	105
Investments in unconsolidated affiliates	154	134
Goodwill	14,516	14,567
Other identifiable intangibles, net	4,725	4,839
Deferred income taxes	152	166
Deposits and other assets, net	476	455

Total assets	$26,574	$26,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,455	$3,564
Unearned income	1,914	1,799
Income taxes payable	155	116
Current portion of long-term debt	717	718
Other current liabilities	207	294

Total current liabilities	6,448	6,491
Long-term debt, less current portion	12,819	12,955
Deferred income taxes	164	202
Operating lease liabilities	204	223
Other liabilities	595	698

Total liabilities	20,230	20,569

Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of March 31, 2024 and December 31, 2023, $0.01 par value, 257.9 shares issued and 182.2 shares outstanding as of March 31, 2024; 257.2 shares issued and 181.5 shares outstanding as of December 31, 2023	11,016	11,028
Retained earnings	4,980	4,692
Treasury stock, at cost, 75.7 and 75.7 shares as of March 31, 2024 and December 31, 2023, respectively	(8,741)	(8,741)
Accumulated other comprehensive loss	(911)	(867)

Total stockholders’ equity	6,344	6,112

Total liabilities and stockholders’ equity	$26,574	$26,681

Table 3

IQVIA HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Operating activities:
Net income	$288	$289
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	264	253
Amortization of debt issuance costs and discount	5	4
Stock-based compensation	56	75
Losses from unconsolidated affiliates	3	2
Gain on investments, net	(12)	(4)
Benefit from deferred income taxes	(66)	(27)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	65	(107)
Change in other operating assets and liabilities	(81)	(68)

Net cash provided by operating activities	522	417
Investing activities:
Acquisition of property, equipment and software	(145)	(164)
Acquisition of businesses, net of cash acquired	(142)	(18)
Purchases of marketable securities, net	(1)	(4)
Investments in unconsolidated affiliates, net of payments received	(24)	(7)
Investments in debt and equity securities	(2)	(36)
Other	—	7

Net cash used in investing activities	(314)	(222)
Financing activities:
Repayment of debt and principal payments on finance leases	(43)	(39)
Proceeds from revolving credit facility	275	475
Repayment of revolving credit facility	(275)	(100)
Payments related to employee stock incentive plans	(60)	(58)
Repurchase of common stock	—	(129)
Contingent consideration and deferred purchase price payments	(3)	(62)

Net cash (used in) provided by financing activities	(106)	87
Effect of foreign currency exchange rate changes on cash	(34)	(4)

Increase in cash and cash equivalents	68	278
Cash and cash equivalents at beginning of period	1,376	1,216

Cash and cash equivalents at end of period	$1,444	$1,494

Table 4

IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET INCOME TO ADJUSTED EBITDA RECONCILIATION

(preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Net Income	$288	$289
Provision for income taxes	49	71
Depreciation and amortization	264	253
Interest expense, net	155	135
Loss in unconsolidated affiliates	3	2
Stock-based compensation	56	75
Other expense (income), net (1)	21	(15)
Restructuring and related expenses (2)	22	30
Acquisition related expenses	4	11

Adjusted EBITDA	$862	$851

(1)	Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(2)	Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 5

IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

(preliminary and unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2024	2023
Net Income	$288	$289
Provision for income taxes	49	71
Purchase accounting amortization (1)	129	123
Loss in unconsolidated affiliates	3	2
Stock-based compensation	56	75
Other expense (income), net (2)	21	(15)
Restructuring and related expenses (3)	22	30
Acquisition related expenses	4	11

Adjusted Pre Tax Income	$572	$586
Adjusted tax expense	(104)	(124)

Adjusted Net Income	$468	$462

Adjusted earnings per share attributable to common stockholders:
Basic	$2.57	$2.49
Diluted	$2.54	$2.45
Weighted average common shares outstanding:
Basic	181.9	185.8
Diluted	184.3	188.6

(1)	Reflects all the amortization of acquired intangible assets.
(2)	Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)	Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 6

IQVIA HOLDINGS INC. AND SUBSIDIARIES

NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION

(preliminary and unaudited)

(in millions)	Three Months Ended March 31, 2024
Net Cash provided by Operating Activities	$522
Acquisition of property, equipment and software	(145)

Free Cash Flow	$377

Table 7

IQVIA HOLDINGS INC. AND SUBSIDIARIES

CALCULATION OF GROSS AND NET LEVERAGE RATIOS

AS OF MARCH 31, 2024

(preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of March 31, 2024	$13,536
Net Debt as of March 31, 2024	$12,092

Adjusted EBITDA for the twelve months ended March 31, 2024	$3,580

Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	3.78x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.38x

Contacts

Kerri Joseph, IQVIA Investor Relations (kerri.joseph@iqvia.com)

+1.610.244.3020